UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): January 3, 2011 interclick, inc.
(exact name of registrant as specified in its charter)

Delaware	001-34523	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 19th Street 10th Floor New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 3, 2011, interclick, inc. (the “Company”) issued a press release the text of which follows:

interclick Comments on Recent Litigation

interclick, inc. (NASDAQ: ICLK) commented today that a lawsuit has recently been filed alleging that interclick engaged in demographic profiling of internet users for advertising purposes, and that the alleged conduct violates laws relating to electronic privacy and computer use.  interclick continually endeavors to be sensitive to the privacy concerns of our customers and the general public, and we believe that our activities are not (and were not) in any way unlawful.

The law firm representing the plaintiff has filed a spate of such lawsuits against other companies, alleging unlawful privacy practices, including one against Google in November and another against Apple in December.  Claims similar to those against interclick have been dismissed by some Federal courts.  While there can be no assurance of the outcome of the action brought against interclick, we will vigorously defend against any claims that our activities are or were unlawful.

The press release is included herewith as Exhibit 99.1.  This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The Company sent a copy of the press release to certain investors and analysts.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2011

interclick, inc.

By:	/s/ Roger Clark
Roger Clark
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 3, 2011